EXHIBIT 15

Board of Directors and Stockholders
UnumProvident Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108, Form S-8 No. 333-40219, Form S-8 No. 33-62231, Form S-8 No. 333-81669, Form S-8 No. 333-81969 and Form S-8 No. 333-85882) of Provident Companies, Inc. pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Plan of 1994, the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995, the Provident Life and Accident Insurance Company Management Incentive Compensation Plan of 1994, The Paul Revere Savings Plan, Provident Companies, Inc. Stock Plan of 1999, Provident Companies, Inc., Non-Employee Director Compensation Plan of 1998, Employee Stock Option Plan of 1998, and Amended and Restated Annual Management Incentive Compensation Plan of 1994, the UnumProvident Corporation 1987 Executive Stock Option Plan, UnumProvident Corporation 1990 Long-Term Stock Incentive Plan, UnumProvident Corporation Plan 1996 Long-Term Stock Incentive Plan, UnumProvident Corporation 1998 Goals Stock Option Plan, UnumProvident Corporation Stock Plan of 1999, UnumProvident Corporation 401(k) Retirement Plan (As amended on February 15, 2002), UnumProvident Corporation Broad-Based Stock Plan of 2001 (As amended on February 8, 2001), UnumProvident Corporation Broad-Based Stock Plan of 2002 and UnumProvident Corporation Employee Stock Option Plan and in the Registration Statement (Form S-3 No. 333-17849) of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock, and in the Shelf Registration Statement (Form S-3 No. 333-43808) of UnumProvident Corporation of our report dated May 7, 2002 relating to the unaudited condensed consolidated interim financial statements of UnumProvident Corporation and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/    ERNST & YOUNG LLP
Chattanooga, Tennessee
May 13, 2002